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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     ALLIED RISER COMMUNICATIONS CORPORATION

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                     Pursuant to Sections 242 and 245 of the
                        Delaware General Corporation Law

              ----------------------------------------------------

         Allied Riser Communications Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

                  (1) The name of the Corporation is Allied Riser Communications Corporation. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on the second day of November 1998 under the name Allied Riser Communications Holdings, Inc.

                  (2) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the GCL.

                  (3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

                  (4) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

         FIRST: The name of the Corporation is Allied Riser Communications Corporation (the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Center Road, County of New Castle, Wilmington, Delaware 19805. The name of its registered agent at that address is Corporation Service Company.



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         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

         FOURTH: (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is one billion one hundred thousand (1,000,100,000) shares of capital stock, consisting of (i) one billion (1,000,000,000) shares of common stock, par value $.0001 per share (the "Common Stock"), and (ii) one hundred thousand (100,000) shares of preferred stock, par value $.0001 per share (the "Preferred Stock").

                 (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, are as follows:

                     (1) Ranking. Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation, the powers, preferences and rights of the holders of Common Stock and the qualifications, limitations and restrictions thereof, shall be in all respects identical to any other stock issued by the Corporation.

                     (2) Voting. Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Amended and Restated Certificate of Incorporation or the ByLaws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast 1 vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation.

                     (3) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

                     (4) Amendments Affecting Stock. So long as any shares of Common Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority (or such higher percentage, if any, as may then be required by applicable law) of the outstanding shares of Common Stock voting as a single


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class, (A) amend, alter or repeal any provision of Subsections 2 through 8 of this paragraph (b) of this Article FOURTH so as to affect the relative rights, preferences, qualifications, limitations or restrictions of the Common Stock or
(B) take any other action upon which class voting is required by law.

                     (5) Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                     (6) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

                     (7) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

                     (8) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

                 (c) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in

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one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or ex changeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

         FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                  (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

                  (b) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

                  (c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2001 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2002 annual meeting. At each succeeding annual meeting of stock holders beginning in 2002, successors to the class of directors whose term expires at


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that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                  (d) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  (e) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class.
Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

                  (f) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days prior to the anniversary



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date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stock holder in order to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the fifteenth (15th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                  (g) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stock holders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

         SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve misconduct or a knowing violation of the law;
(iii) under the GCL regarding unlawful dividends and stock purchases; or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

         SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors




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and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

                  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

                  The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stock holders or disinterested directors or otherwise.

                  Any repeal or modification of this Article SEVENTH by the stock holders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                  Notwithstanding anything contained in this Article SEVENTH to the contrary, in no event shall the Corporation indemnify or advance any expenses pursuant to this Article SEVENTH to any person who is an "Original Shareholder" (as defined in that certain Indemnification Agreement dated as of November 23, 1998 (as amended from time to time, the "Indemnification Agreement")) among the Corporation, EGI-ARC Investors, L.L.C., Telecom Partners II, L.P., Crescendo World Fund, LLC Eagle Ventures WF, LLC, Crescendo III, L.P., Lawrence Equity Group, LLC and the other parties thereto with respect to or in connection with any matter of the nature described by Section 2.1(1) of the Indemnification Agreement.

         EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of


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stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

         NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         TENTH: Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied.

         ELEVENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

         TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Article FIFTH and ELEVENTH and this Amended and Restated Certificate of Incorporation or this Article TWELFTH.



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                  IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this 3rd day of November, 1999.

                                Allied Riser Communications Corporation



                                By: /s/ David H. Crawford
                                   ---------------------------------------------
                                Name:  David H. Crawford
                                Title:    Chief Executive Officer




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